SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): August 6, 2001
                 WEBTECH INTERNATIONAL INVESTORS GROUP, INC.
           (Exact name of registrant as specified in its charter)

Delaware                            0-31461                 23-3048618
(State or other                 (Commission File         (I.R.S. Employer
 jurisdiction of                    Number)            Identification Number)
 incorporation

                        3000 Northwoods Parkway, Suite 240
                            Norcross, Georgia 30071
               (Address of principal executive offices) (Zip Code)
                                (770) 416-8002
               (Registrant's telephone number, including area code)
Item 1.     Changes in Control of Registrant.
     Not applicable.
Item 2.     Acquisition Or Disposition Of Assets
     Not applicable.

Item 3.     Bankruptcy or Receivership.
     Not Applicable.
Item 4.     Changes in Registrant's Certifying Accountant.
     On August 7, 2001, the Company's board of directors voted to replace Stan J.H. Lee and Company ("Stan Lee"), its independent public accountant for the year ended December 31, 2000. The Company determined that it would be better served by using an auditor with a greater staff to handle the Company's expected level of business in the future. Stan Lee's report for the year ended December 31, 2000 does not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles, other than the qualification of the financial statements as having been prepared on a going concern basis. The decision to dismiss Stan Lee was approved by the Company's board of directors (the Company does not have a separate audit committee). There were no disagreements with Stan Lee on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. The Company has authorized Stan Lee to respond fully to the inquiries of the successor accountant concerning its dismissal. Immediately thereafter the Company engaged Stark Tinter and Associates, LLC as its independent public accountant.
Item 5.     Other Events.
    On August 6, 2001, the Company's board of directors approved a resolution whereby DT Solutions, Inc., a Georgia corporation and wholly-owned subsidiary of the Company, merged with and into the Company. The Company is the surviving corporation, and assumed all debts, liabilities, and obligations of DT Solutions, Inc. The board also voted to amend the Company's articles of incorporation to change the name of the Company to "DT Solutions, Inc."
Item 6.     Resignations Of Directors And Executive Officers.
Not applicable.
Item 7.     Financial Statements, Pro Forma Financial Information and
Exhibits.
         (a) None.
         (b) None.
         (c) Exhibits:
Exhibit Number              Description
2             Certificate of Ownership and Merger.
16            Letter on Change in Certifying Accountant.

Item 8.     Change in Fiscal Year.
     Not Applicable.
Item 9.     Sales of Equity Securities Pursuant to Regulation S
     Not Applicable.
                                 SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  WEBTECH INTERNATIONAL INVESTORS GROUP, INC.
Date: August 9, 2001                    /s/ June M. Cuba
                                        By: June M. Cuba
                                        Its: Vice President and Secretary